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                                                                     Exhibit 5.1

March 28, 2000


SAFECO Corporation
SAFECO Plaza
Seattle, Washington  98185

Ladies and Gentlemen:

As Assistant General Counsel of SAFECO Corporation, a Washington corporation (the "Company"), I have acted as counsel in connection with the preparation of a registration statement on Form S-3 (the "Registration Statement"), which you are filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to 1,000,000 shares of the Company's common stock, no par value (the "Shares") that may be issued under the SAFECO Agency Stock Purchase Plan (the "Plan").

I have examined the Registration Statement, the Restated Articles of Incorporation of the Company as amended to date, the Bylaws of the Company as amended to date, the resolutions of the Company's board of directors approving the Plan and the issuance of up to 1,000,000 Shares thereunder, and such other documentation as I have deemed necessary for the purpose of this opinion. In my examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, and the authenticity of all documents submitted to me as originals.

Based upon the foregoing, I am of the opinion that upon the happening of the following events:

     (a) the effectiveness of the Registration Statement and any amendments thereto,

     (b) due execution by the Company and registration by its registrar of the Shares,

     (c) the offering and sale of the Shares as contemplated by the Registration Statement, and

     (d) receipt by the Company of the consideration required for the Shares as contemplated by the Registration Statement,

the Shares that may be issued pursuant to the Plan will be duly authorized, validly issued, fully paid and nonassessable.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the heading "Legal Matters" in the Registration Statement.

Very truly yours,


/s/ Janice Oakes Schafer
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Janice Oakes Schafer
Assistant General Counsel